Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-96081, No. 333-92204, No. 333-66289 and No. 333-109857) of IXYS Corporation of our report dated May 18, 2004 relating to the financial statements of IXYS Corporation as of March 31, 2004 and for the years ended March 31, 2004 and 2003, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
San Jose, California
June 29, 2005